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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in the registration statement of Lydall, Inc. on Form S-8 (File No. 33-68776) of our reports dated February 10, 1995, on our audits of the consolidated financial statements and financial statement schedule of Lydall, Inc. and Subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which reports are incorporated by reference from the Annual Report to Stockholders, and included, respectively, in this Annual Report on Form 10-K.


                                    COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
March 27, 1995